SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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X Definitive information statement

Delaware VIP® Trust

 (Name of Registrant as Specified in Its Charter)

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DELAWARE VIP® TRUST
Delaware VIP Equity Income Series
Delaware VIP Growth and Income Series

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

JOINT INFORMATION STATEMENT
This Joint Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware VIP Trust (the “Trust”) to inform shareholders of the series listed above (each, a “Series” and collectively, the “Series”) about recent changes related to the Series’ sub-advisory arrangements.  The changes were approved by the Board on the recommendation of the Series’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about Feb. 22, 2021 to shareholders of record of each Series as of Feb. 1, 2021 (the “Record Date”).  The Joint Information Statement is being made available on the Series’ website at delawarefunds.com/vip-literature on or about Feb. 22, 2021 until at least May 23, 2021. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.
INTRODUCTION
Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Trust’s Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

     Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved the replacement of the Series’ former portfolio managers, the Large Cap Value Team, with Macquarie Investment Management Global Limited’s (“MIMGL” or the “Sub-Advisor”) Global Systematic Investment team (the “MSI Team”).  MIMGL is an affiliate of the

Manager. The new sub-advisory agreement between MIMGL and DMC, on behalf of the Series (the “New Sub-Advisory Agreement”) is described in further detail below.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, modifying the terms and conditions of a sub-advisory agreement, or approving a new sub-advisory agreement with a sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Joint Information Statement presents additional details regarding MIMGL and the New Sub-Advisory Agreement.

THE INVESTMENT MANAGER
The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Series pursuant to an investment management agreement dated Jan. 4, 2010 between the Trust and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on Aug. 11-13, 2020. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Series.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Series, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Series. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Series.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Series, and to render investment advice for the Series, including the purchase, retention, and disposition of investments, securities and cash held by the Series. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Series’ assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Series’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

      For these services, the Series pay the Manager a fee calculated at an annual rate of 0.65% on average daily net assets up to $500 million; 0.60% on average daily net assets from $500 million to $1 billion; 0.55% of average daily net assets from $1 billion to $2.5 billion; and 0.55% of average daily net assets over $2.5 billion. The Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual series operating expenses from exceeding 0.80% of the Delaware VIP Equity Income Series’ average daily net assets and from exceeding 0.77% of the Delaware VIP Growth and Income Series’ average daily net assets, respectively, from Oct. 4, 2019 through Oct. 31, 2021. These waivers and reimbursements may only be terminated by agreement of the Manager and the Series. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $693,298 from Delaware VIP Equity Income Series and $2,824,811 from Delaware VIP Growth and Income Series for the fiscal year ended Dec. 31, 2020.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Trustee and President; Roger A. Early, Trustee and Executive Vice President/Chief Investment Officer – US Fixed Income/Executive Director; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary/Division Director; Richard Salus, Senior Vice President/Global Head of Fund Services/Division Director; Michael F. Capuzzi, Senior Vice President/US Chief Operations Officer/Division Director; Stephen Hoban, Vice President/Controller/Chief Financial Officer/Treasurer/Associate Director; and; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer/Division Director.  The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354. Shawn K. Lytle is also a Trustee for the Series.

THE SUB-ADVISOR
MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of Dec. 31, 2020, MIM managed more than $268.1 billion in assets for institutional and individual clients.
Although MIMGL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. MIMGL serves as the Series’ sub-advisor and manages the Series’ assets. The Manager has entered into the New Sub-Advisory Agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Series. There will be no increase in the advisory fees paid by the Series to the Manager as a consequence of the implementation of the New Sub-Advisory Agreement. The New Sub-Advisory Agreement between MIMGL and the Manager is effective Jan. 29, 2021.
MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Series.
The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:
Name	Position
Brett Lewthwaite	Director
Bruce Terry	Director
Patrick Ling	Chief Legal Officer
Kean Lim	Chief Compliance Officer
Rajiv Gohil	Director

Scot Thompson	Director
Caroline Marull	Director

APPROVAL OF THE REPLACEMENT OF THE SERIES’ FORMER PORTFOLIO MANAGERS WITH THE MSI TEAM OF MIMGL
The New Sub-Advisory Agreement with MIMGL that expanded the sub-advisory services already provided by MIMGL, to include discretionary investment advisory services and specifically portfolio management by the MSI Team, was approved by the Board.  Under the New Sub-Advisory Agreement, and in accordance with applicable laws and regulations, MIMGL agrees to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request.  The New Sub-Advisory Agreement provides for the Manager to pay MIMGL a fee based on the extent to which MIMGL provides services to the Series as described in the New Sub-Advisory Agreement. MIMGL is compensated from the fees that the Manager received from the Series.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of a penalty, by:  (i) the Manager with written notice to MIMGL; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Series, with written notice to MIMGL; or (iii) MIMGL with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, MIMGL, any of its affiliates, or any of its controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Series.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

At a meeting held on Nov. 17-19, 2020 (the “Meeting”), the Board, including the Independent Trustees, approved the replacement of the Series’ former portfolio managers with the MSI Team of MIMGL effective Jan. 29, 2021.  In reaching the decision to expand the sub-advisory services already provided by MIMGL, the Board considered the MSI Team’s experience, potential for fund differentiation, and long-term opportunities.  The MSI Team offers experience with a long history of managing strategies across multiple asset classes.  The expansion of MIMGL’s role as Sub-Advisor may assist in differentiating the Series from other funds in their peer group.  In addition, the change may lead to greater potential for distribution success.  In reaching the decision to approve the New Sub-Advisory Agreement, the Board considered and reviewed information about MIMGL, including its personnel, operations, and financial condition, which had been provided by MIMGL. The Board also reviewed material furnished by DMC in advance of the Meeting, including: a memorandum from DMC reviewing the New Sub-Advisory Agreement and the various services proposed to be rendered by MIMGL; a comparison of the Large Cap Value and MSI Equity Income Strategy; proposed changes to the Series’ Strategy and Risk Disclosures; MIMGL MSI’s Investment Philosophy and Investment Process, information concerning MIMGL’s organizational structure and the experience of their key investment management personnel; a copy of MIMGL’s Form ADV and financial statements,; relevant performance information provided with respect to MIMGL; and a copy of the New Sub-Advisory Agreement.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. The materials prepared by the Manager in connection with the approval of the New Sub-Advisory Agreement were sent to the Independent Trustees in advance of the Meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.
Nature, extent, and quality of services. In considering the nature, extent, and quality of the services to be provided by MIMGL, the Board reviewed the services to be provided by MIMGL pursuant to the New Sub-Advisory Agreement and as described at the Meeting. The Board reviewed materials provided by MIMGL regarding the experience and qualifications of the personnel who will be responsible for providing services to the Series. The Board also considered relevant performance information provided with respect to MIMGL. In discussing the nature of the services proposed to be provided by MIMGL, it was observed that the New Sub-Advisory Agreement will expand the sub-advisory services already provided by MIMGL, to include discretionary investment advisory services and specifically portfolio management by MIMGL’s MSI Team to implement its Equity Income strategy, subject to DMC’s oversight as the Series’ investment adviser. Based upon these considerations, the Board was satisfied with the nature and quality of the overall services to be provided by the MIMGL to the Series and its shareholders and was confident in the abilities of MIMGL to provide quality services to the Series and its shareholders.
Investment performance. In regard to the appointment of MIMGL for the Series, the Board reviewed information on prior performance for MIMGL. In evaluating performance, the Board considered that the MSI Team has a history of targeting consistent outperformance through systematic strategies and through a multi-factor investment approach to smooth returns. Additionally, the Board had considered its previous approval of MIMGL to provide fully discretionary services to other Delaware Funds.
Sub-advisory fees. The Board considered that DMC would pay MIMGL a sub-advisory fee based on the extent to which MIMGL provides services to the Series as described in the New Sub-Advisory Agreement. In considering the appropriateness of the sub-advisory fees, the Board also reviewed and considered the fees in light of the nature, extent and quality of the sub-advisory services to be provided by MIMGL, as more fully discussed above. The Board noted that the sub-advisory fees are paid by DMC to MIMGL and are not additional fees borne by the Series, and that the management fee paid by the Series to DMC would stay the same at current asset levels. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between DMC and MIMGL, the proposed fee arrangement was understandable and reasonable.
      Profitability, economies of scale and fall out benefits. Trustees were also given available information on profits being realized by MIMGL in relation to the services being provided to the Series and in relation to MIMGL’s overall investment advisory business, but believed such information to be of limited relevance because the sub-advisory fees are paid by DMC out of its management fee, and changes in the level of sub-advisory fees have no impact on Series expenses. The Board was also provided with, and considered, information on potential fall-out benefits derived or to be derived by MIMGL in connection with its relationship to the Series.  The Board considered the potential benefit to DMC and MIMGL of marketing a global approach on the portfolio management of their fixed income investment strategies. The Trustees also noted that economies of scale are shared with the Series and its shareholders through investment management fee breakpoints in DMC’s fee schedule for the Series so that as the Series grow in size, its effective investment management fee rate declines.

GENERAL INFORMATION
Distributor

The Series’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated May 15, 2003, as amended and restated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Series. Shares of the Series are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Series. Those services include overseeing the Series’ pricing process, the calculation and payment of Series expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Series net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Series. Those services include performing functions related to calculating the Series’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Series did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, Delaware VIP Equity Income Series had 6,967,859.617 Standard Class shares outstanding and Delaware VIP Growth and Income Series had 16,473,395.047 Standard Class shares outstanding.

Record of Beneficial Ownership

As of Jan. 31, 2021, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of the Series other than those listed on Exhibit A.  As of Jan. 31, 2021, the Manager believes that the Series’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Series.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Series as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Series shares directly through the Series’ service agent, by calling the Series’ service agent.

Financial Information

Shareholders can obtain a copy of the Series’ most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, or calling the Delaware Funds by Macquarie Service Center at 800 523-1918.

EXHIBIT A
As of Jan. 31, 2021, management believes the following shareholders held of record 5% or more of the outstanding shares of each Series:

Class	Series	Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
Standard	DELAWARE VIP EQUITY INCOME SERIES	FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE SEPARATE ACCOUNT B 40 WALL ST NEW YORK NY 10005	3,200,795.005	45.97%
Standard	DELAWARE VIP EQUITY INCOME SERIES	FIRST INVESTORS LIFE SEPARATE ACCOUNT E 40 WALL ST NEW YORK NY 10005	712,482.495	10.23%
Standard	DELAWARE VIP EQUITY INCOME SERIES	FIRST INVESTORS LIFE VARIABLE ANNUITY FUND C 40 WALL ST NEW YORK NY 10005	1,617,380.509	23.23%
Standard	DELAWARE VIP EQUITY INCOME SERIES	FIRST INVESTORS LIFE VARIABLE ANNUITY FUND D 40 WALL ST NEW YORK NY 10005	1,432,726.678	20.58%
Standard	DELAWARE VIP GROWTH AND INCOME SERIES	FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE SEPARATE ACCOUNT B 40 WALL ST NEW YORK NY 10005	11,004,585.254	66.84%
Standard	DELAWARE VIP GROWTH AND INCOME SERIES	FIRST INVESTORS LIFE SEPARATE ACCOUNT E 40 WALL ST NEW YORK NY 10005	925,447.999	5.62%
Standard	DELAWARE VIP GROWTH AND INCOME SERIES	FIRST INVESTORS LIFE VARIABLE ANNUITY FUND C 40 WALL ST NEW YORK NY 10005	2,863,946.558	17.39%
Standard	DELAWARE VIP GROWTH AND INCOME SERIES	FIRST INVESTORS LIFE VARIABLE ANNUITY FUND D 40 WALL ST NEW YORK NY 10005	1,670,214.419	10.14%

DELAWARE VIP® TRUST
Delaware VIP Equity Income Series
Delaware VIP Growth and Income Series
100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

NOTICE OF INTERNET AVAILABILITY
OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to the series listed above (each, a “Series” collectively, the “Series”), each a series of Delaware VIP Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Joint Information Statement, available online at: delawarefunds.com/vip-literature.

The Joint Information Statement details the approval of Macquarie Investment Management Global Limited (“MIMGL”) to provide expanded sub-advisory services to the Series. A more detailed description of MIMGL and its business, information about the new sub-advisory agreement with MIMGL, and the reasons the Board of Trustees (the “Board”) of the Trust approved a new sub-advisory agreement with MIMGL are included in the Joint Information Statement. MIMGL is an affiliate of Delaware Management Company (the “Manager”), the investment manager to each series of the Trust, including the Series.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trust.  In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Joint Information Statement is being mailed beginning on or about Feb. 22, 2021 to shareholders of record of the Series as of Feb. 1, 2021. The full Joint Information Statement is available on the Series’ website at delawarefunds.com/vip-literature on or about
Feb. 22, 2021 until at least May 23, 2021.  A paper or e-mail copy of the full Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.